Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statements on Form S-8 of our report dated June 1, 2016, relating to the financial statements of the F.N.B. Corporation Progress Savings 401(k) Plan appearing in the entity’s Annual Report on Form 11-K for the year ended December 31, 2015.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

August 29, 2016